                                                                   EXHIBIT 10.21








            SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

                                       OF

                             SUIZA DAIRY GROUP, L.P.

            SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

                                       OF

                             SUIZA DAIRY GROUP, L.P.

                                TABLE OF CONTENTS


                                                                                                         PAGE
                                                                                                         ----
ARTICLE I    ORGANIZATIONAL MATTERS........................................................................1

     1.1   Formation.......................................................................................1
     1.2   Name............................................................................................1
     1.3   Registered Office and Principal Office of Partnership; Addresses of Partners....................1
     1.4   Term............................................................................................2
     1.5   Assumed Name Certificate........................................................................2
     1.6   Ownership.......................................................................................2
     1.7   No Individual Authority.........................................................................2
     1.8   Title to Partnership Property...................................................................2
     1.9   Limits of Partnership...........................................................................2

ARTICLE II   DEFINITIONS...................................................................................2


ARTICLE III  PURPOSE......................................................................................11

     3.1   Purposes and Scope.............................................................................11

ARTICLE IV   CAPITAL CONTRIBUTIONS........................................................................11

     4.1   Initial Capital Contributions..................................................................11
     4.2   Non-Contemplated Contributions.................................................................12
     4.3   New Investment Contributions...................................................................13
     4.4   Capital Accounts...............................................................................14
     4.5   Interest.......................................................................................17
     4.6   No Withdrawal..................................................................................17
     4.7   Limitation on Capital Contributions and Loans..................................................17

ARTICLE V    ALLOCATIONS..................................................................................17

     5.1   Allocation of Profits and Losses...............................................................17
     5.2   Special Allocations............................................................................19
     5.3   Curative Allocations...........................................................................21
     5.4   Tax Allocations: Code Section 704(c)...........................................................21
     5.5   Other Allocation Rules.........................................................................22



ARTICLE VI   DISTRIBUTIONS................................................................................22

     6.1   Distributions of Available Cash................................................................22
     6.2   Amounts Withheld...............................................................................23
     6.3   Excess Distributions...........................................................................23
     6.4   Tax Distributions..............................................................................23
     6.5   Payments Not Deemed Distributions..............................................................24

ARTICLE VII  MANAGEMENT OF THE PARTNERSHIP................................................................24

     7.1   Management Committee...........................................................................24
     7.2   Major Decisions................................................................................25
     7.3   Approval of Major Decisions....................................................................26
     7.4   Officers.......................................................................................27
     7.5   Certificate of Limited Partnership; Qualifications to do Business..............................27
     7.6   Compensation and Reimbursement of Partner Expenses;
           Other Agreements with Partners.................................................................27
     7.7   Outside Activities; Noncompetition.............................................................28
     7.8   Partnership Funds..............................................................................29
     7.9   Transactions with Affiliates...................................................................30
     7.10  Indemnification................................................................................30
     7.11  Liability of the Partnership...................................................................30
     7.12  Suiza Foods Board Seat.........................................................................30

ARTICLE VIII RIGHTS AND OBLIGATIONS OF PARTNERS...........................................................30

     8.1   Limitation of Liability........................................................................30
     8.2   Return of Capital..............................................................................31

ARTICLE IX   BOOKS, RECORDS, ACCOUNTING AND REPORTS.......................................................31

     9.1   Records and Accounting.........................................................................31
     9.2   Fiscal Year....................................................................................31
     9.3   Reports........................................................................................31
     9.4   Documents......................................................................................31

ARTICLE X    TAX MATTERS..................................................................................32

     10.1  Tax Matters Partner............................................................................32
     10.2  Annual Tax Returns.............................................................................32
     10.3  Notice and Limitations on Authority............................................................33
     10.4  Tax Elections..................................................................................33
     10.5  Actions in Event of Audit......................................................................33
     10.6  Organizational Expenses........................................................................34
     10.7  Taxation as a Partnership......................................................................34

ARTICLE XI   TRANSFERS OF PARTNER INTERESTS...............................................................34

     11.1  Transfer Restrictions..........................................................................34
     11.2  Consent of the Management Committee............................................................34
     11.3  Tax Opinion....................................................................................34
     11.4  Registration...................................................................................34
     11.5  Prohibited Transfers...........................................................................35


     11.6  Rights of Assignee.............................................................................35
     11.7  Admission as a Partner.........................................................................35
     11.8  Distributions and Allocations in Respect of Transferred Partner Interests......................36
     11.9  Suiza Buy-Out Option...........................................................................36
     11.10 DFA Registration Right.........................................................................37
     11.11 VOV Put Right..................................................................................37

ARTICLE XII  DISSOLUTION AND LIQUIDATION..................................................................37

     12.1  Dissolution....................................................................................37
     12.2  Continuation of the Partnership................................................................38
     12.3  Liquidation....................................................................................38
     12.4  Reserves.......................................................................................39
     12.5  Distribution in Kind...........................................................................40
     12.6  Disposition of Documents and Records...........................................................40
     12.7  Negative Capital Accounts......................................................................40
     12.8  Filing of Certificate of Cancellation..........................................................40
     12.9  Return of Capital..............................................................................40
     12.10 Waiver of Partition............................................................................40

ARTICLE XIII AMENDMENT OF AGREEMENT.......................................................................41

     13.1  Amendment Procedures...........................................................................41

ARTICLE XIV  GENERAL PROVISIONS...........................................................................41

     14.1  Addresses and Notices..........................................................................41
     14.2  Titles and Captions............................................................................42
     14.3  Pronouns and Plurals...........................................................................42
     14.4  Further Action.................................................................................42
     14.5  Binding Effect.................................................................................42
     14.6  Integration....................................................................................42
     14.7  No Third Party Beneficiary.....................................................................42
     14.8  Waiver.........................................................................................43
     14.9  Counterparts...................................................................................43
     14.10 Applicable Law.................................................................................43
     14.11 Invalidity of Provisions.......................................................................43
     14.12 Confidentiality................................................................................43

            SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

                                       OF

                             SUIZA DAIRY GROUP, L.P.

         This AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT of SUIZA DAIRY GROUP, L.P. (the "Agreement") is entered into as of the 29th day of December 2000, to be effective as of the 31st day of March, 2000 (the "Effective Date"), by and among Suiza Dairy Group GP, L.L.C., a Delaware limited liability company, as the General Partner ("Suiza GP" or the "General Partner"), and Suiza Dairy Group Holdings, Inc., a Nevada corporation ("SDG Holdings"), Dairy Farmers of America, Inc., a Kansas cooperative marketing association ("DFA"), Mid-Am Capital, L.L.C., a Delaware limited liability company ("Mid-Am"), and VOV Acquisition Corporation, a Delaware corporation ("VOV") as Limited
Partners (together, the "Limited Partners," and with Suiza Management, the "Partners"), together with any Person who becomes a Partner as provided herein.

                                    ARTICLE I

                             ORGANIZATIONAL MATTERS

         1.1 Formation. The Partnership was formed as a limited partnership in accordance with the Delaware Act on September 20, 1999, pursuant to the provisions of the Delaware Act. The Partners hereby enter into this Agreement in order to set forth the rights and obligations of the Partners and certain matters related thereto. Except as expressly provided and permitted herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Delaware Act.

         1.2 Name. The name of the Partnership shall be, and the business of the Partnership shall be conducted under the name of, "Suiza Dairy Group, L.P." The Partnership's business may also be conducted under any additional name or names approved by the Management Committee from time to time.

         1.3 Registered Office and Principal Office of Partnership; Addresses of Partners.

                  (a) The registered office of the Partnership in the State of Delaware shall be 1013 Centre Road, Wilmington, DE 19805, and the registered agent for service of process on the Partnership at such registered office shall be Corporation Service Partnership, 1013 Centre Road, Wilmington, DE 19805. The principal place of business of the Partnership shall be at 2515 McKinney Ave., LB 30, Suite 1200, Dallas, Texas 75201, or such other location as determined by the Management Committee. The Partnership may also maintain offices at such additional locations as the Management Committee deems advisable.

                  (b) The addresses of the Partners as of the Closing Date are set forth in Section 14.1. The address of a Partner may be changed in accordance with the requirements set forth in Section 14.1.

         1.4 Term. The existence of the Partnership commenced on the Commencement Date, and the Partnership shall continue in existence until the dissolution of the Partnership pursuant to the express provisions of Article XII hereof (other than a dissolution that is followed by the reconstitution of the Partnership pursuant to Section 12.2).

         1.5 Assumed Name Certificate. The Partners shall execute and file any assumed or fictitious name certificate or certificates or any similar documents required by law to be filed in connection with the formation and operation of the Partnership.

         1.6 Ownership. The interest of each Partner in the Partnership shall be personal property for all purposes. All property and interests in property, real or personal, owned by the Partnership shall be deemed owned by the Partnership as an entity, and no Partner, individually, shall have any ownership of such property or interest except by having an ownership interest in the Partnership as a Partner. Each of the Partners irrevocably waives, during the term of the Partnership and during any period of its liquidation following any dissolution, any right that it may have to maintain any action for partition with respect to any of the assets of the Partnership.

         1.7 No Individual Authority. No Partner, acting alone, shall have any authority to act for, or to undertake or assume, any obligation, debt, duty or responsibility on behalf of any other Partner or the Partnership except as otherwise expressly provided in this Agreement.

         1.8 Title to Partnership Property. It is the desire and intention of the Partners that legal title to all property of the Partnership shall be held and conveyed in the name of the Partnership.

         1.9 Limits of Partnership. The relationship between the parties hereto shall be limited to the carrying on of the business of the Partnership in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be a limited partnership for the sole and limited purpose of carrying on such business. Except as otherwise provided for or contemplated in this Agreement, nothing herein shall be construed to create a partnership between the Partners or to authorize any Partner to act as general agent for any other Partner.

                                   ARTICLE II

                                   DEFINITIONS

         The following definitions shall for all purposes, unless otherwise clearly indicated to the contrary, apply to the terms used in this Agreement.

         "Adjusted Capital Account" means, with respect to any Partner, a special account maintained for such Partner, the balance of which shall equal such Partner's Capital Account balance, increased by the amount (if any) of such Partner's share of the Partnership Minimum Gain and Partner Minimum Gain of the Partnership.

         "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

                  (a) Credit to such Capital Account any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(iv)(c), the penultimate sentence of Regulations Section 1.704-2(g)(1), or the penultimate sentence of Regulations Section 1.704-2(i)(5); and

                  (b) Debit to such Capital Account the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

         "Affiliate" means, with respect to a particular Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

         "Agreement" means this Limited Partnership Agreement of Suiza Dairy Group, L.P., as it may be further amended, supplemented or restated from time to time in accordance with the terms of this Agreement.

         "Available Cash" of the Partnership as of any date means all cash funds of the Partnership on hand as of such date after: (a) payment of all expenditures of any kind, including operating expenses and capital expenditures, that are due and payable as of such date or that are expected to become due and payable in the next 30 days; and (b) provision for adequate reserves (working capital and capital), with the amount of such reserves to be determined by the Management Committee (acting reasonably and in good faith).

         "Book Depreciation" has the meaning set forth in Section 4.4(b)(v).

         "Book Value" has the meaning set forth in Section 4.4(c).

         "Business Day" means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States shall not be regarded as a Business Day.

         "Capital Account" means the capital account maintained for a Partner pursuant to Section 4.4.

         "Capital Contribution" means, with respect to any Partner, the amount of money and the initial Book Value of any property (other than money) contributed to the Partnership with respect to the interest in the Partnership held by such Partner, reduced by the amount of any liabilities of the Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership.

         "Capital Transaction" means any transaction in which the Partnership
(a) sells, assigns or otherwise conveys one or more of its Dairy Operations, or
(b) refinances all, substantially all or a material portion of the Partnership's debt which is secured by assets of the Partnership.

         "Certificate" means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of Delaware, as it may be amended or restated from time to time.

         "Closing Date" means the date of the first Amended and Restated Limited Partnership Agreement of Suiza Dairy Group, L.P.

         "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time. All references herein to the Code shall include any corresponding provision or provisions of succeeding law.

         "Commencement Date" means the date that the Certificate of Limited Partnership was filed with the Secretary of State of Delaware.

         "Contribution Agreement" means the Contribution Agreement, Plan of Merger, and Purchase Agreement dated as of September 20, 1999, by and among Suiza Foods, Suiza SoCal Holdings, Inc., a Nevada corporation, Suiza GTL Holdings, Inc., a Delaware corporation, LOS Holdings, Inc., a Delaware Corporation, SDG Holdings, Suiza Management Corporation, a Delaware corporation, Suiza GP, the Suiza Companies, Suiza GTL, Suiza SoCal, Robinson Dairy, DFA, DFA Investment, SFG, SFG Management, SFG Capital, the Partnership, Pete Schenkel, and, for the limited purposes indicated on the signature pages thereto, Mid-Am.

         "Contributions" means the Contributions, as defined in the Contribution Agreement.

         "Control" (and derivations thereof) means, with respect to a particular Person, the ownership, directly or indirectly, of more than 50% of the equity or voting interests in such Person.

         "Dairy Operation" means any fluid milk processing operation, other than any fluid milk processing operation where the primary product or products in terms of sales or production is UHT milk or any other ultra pasteurized or extended shelf-life fluid milk product, or bottled water operation located in the Territory.

         "Default Rate" means a per annum interest rate equal to the lesser of:
(a) ten percent (10%) per annum, compounded annually; and (b) the maximum rate of interest permitted to be charged by applicable law.

         "Delaware Act" means the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. Section 17-101, et seq., as amended from time to time.

         "DFA" means Dairy Farmers of America, Inc., a Kansas cooperative marketing association.

         "DFA Companies" means SFG, SFG Management and SFG Capital.

         "DFA Interests" has the meaning set forth in Section 11.9 hereof.

         "DFA Investment" means DFA Investment Company, a Kansas cooperative marketing association.

         "DFA Manager" means the member of the Management Committee designated by DFA pursuant to Section 7.1.

         "DFA Parents" means DFA, DFA Investment and Mid-Am.

         "DFA Partners" means DFA, Mid-Am and any assignees or transferees of their Partner Interests, to the extent each holds any Partner Interest in the Partnership. Any right or power granted to DFA or the DFA Partners may be exercised by DFA or, if DFA no longer owns any Partner Interests, then by any group of DFA Partners holding a majority of the Percentage Interests held by all DFA Persons.

         "DFA Price" means, as of any date, the sum of (a) the aggregate Preferred Returns plus the aggregate Preferred Capital Balance for all DFA Partners, plus (b) the aggregate Formula Value of the DFA Partners.

         "DFA Veto" means any occasion on which the Management Committee fails to approve a Major Decision proposed by Suiza due solely to a vote (or failure to vote) by the DFA Manager.

         "Dissolution Event" has the meaning set forth in Section 12.1(b).

         "EBITDA" means, for any period, the sum, for the Partnership and its subsidiaries on a consolidated basis, without duplication in accordance with generally accepted accounting principles of the following: (a) Net Income, plus
(b) income taxes, interest expense, depreciation and amortization, to the extent deducted in calculating Net Income, plus (c) any Unusual Items of loss included in calculating Net Income, minus (d) any Unusual Items of income included in calculating Net Income.

         "Effective Date" means March 31, 2000.

         "Event of Bankruptcy" means, with respect to any Partner or the Partnership, any of the following acts or events:

                  (a)      making an assignment for the benefit of creditors;

                  (b) filing a voluntary petition in bankruptcy;

                  (c) becoming the subject of an order for relief or being declared insolvent or bankrupt in any federal or state bankruptcy or insolvency proceeding;

                  (d) filing a petition or answer seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulations;

                  (e) filing an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in a proceeding of the type described in parts (a) through (d) of the definition;

                  (f) seeking, consenting to, or acquiescing in the appointment of a trustee, receiver, or liquidator of all or any substantial part of its properties; or

                  (g) the expiration of 90 days after the date of the commencement of a proceeding against such Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation if the proceeding has not been previously dismissed or the expiration of 60 days after the date of the appointment, without such Person's consent or acquiescence, of a trustee or receiver for the liquidation of such Person or of all or any substantial part of such Person's properties, if the appointment has not been previously vacated or stayed, or the expiration of 60 days after the date of expiration of a stay, if the appointment has not been previously vacated.

         "Fiscal Year" means the 12-month period ending December 31 of each year; provided that the initial Fiscal Year shall be the period beginning on the Commencement Date and ending December 31, 1999, and the last Fiscal Year shall be the period beginning on January 1 of the calendar year in which the final liquidation and termination of the Partnership is completed and ending on the date such final liquidation and termination is completed (to the extent any computation or other provision hereof provides for an action to be taken on a Fiscal Year basis, an appropriate proration or other adjustment shall be made in respect of the initial and final Fiscal Years to reflect that such periods are less than full calendar year periods).

         "Formula Value" for a particular Partner as of a particular date means
(a) the Percentage Interest of such Partner, multiplied by (b) the sum of (i)
7.5 times the EBITDA of the Partnership over the 12 full calendar months immediately preceding such date, minus (ii) any indebtedness for borrowed money of the Partnership, including the Preferred Interests, as of such date; provided, that the Formula Value shall not be less than the average annual EBITDA computed over the 24 months preceding the date of determination.

         "Indemnitee" has the meaning set forth in Section 7.10.

         "Independent Accountants" means any of the five largest nationally recognized accounting firms in the United States, as selected by the Management Committee. Deloitte & Touche LLP shall be the initial Independent Accountant.

         "Limited Partner" means SDG Holdings, DFA, Mid-Am, VOV and any other Person who is admitted as a Limited Partner in the Partnership on and after the Effective Date and whose admission has been reflected on the books and records of the Partnership.

         "Liquidator" has the meaning set forth in Section 14.3.

         "Losses" has the meaning set forth in Section 4.4(b).

         "Major Decision" has the meaning set forth in Section 7.2.

         "Management Committee" means the management committee of the General Partner, whose members will be designated by Suiza and DFA in accordance with
Section 7.1 hereof.

         "Mergers" means the Mergers, as defined in the Contribution Agreement, pursuant to which the Suiza Companies will be merged into the Partnership or into one or more limited liability companies owned, directly or indirectly, by the Partnership.

         "Mid-Am" means Mid-Am Capital, L.L.C., a Delaware limited liability company.

         "Net Income" of a Person means the net income of such Person, determined in accordance with generally accepted accounting principles, applied in a manner consistent with the manner in which Suiza Foods (or its successor) calculates its consolidated net income at such time.

         "Nonrecourse Deductions" has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.

         "Partner" means SDG Holdings, DFA, Mid-Am, VOV and any other Person who is admitted as a Partner in the Partnership on and after the Effective Date and whose admission has been reflected on the books and records of the Partnership.

         "Partner Interest" means the interest of a Partner in the Partnership, including, without limitation, such Partner's right: (a) to a distributive share of the Profits, Losses, and other items of income, gain, loss, deduction, and credit of the Partnership; (b) to a distributive share of the assets of the Partnership; and (c) with respect to certain Partners, to participate in the management and operation of the Partnership as provided in this Agreement.

         "Partner Minimum Gain" shall mean partner nonrecourse debt minimum gain as determined under the rules of Regulations Section 1.704-2(i).

         "Partner Nonrecourse Deduction" has the meaning set forth in Regulations Section 1.704-2(i)(1) and (2).

         "Partnership" means Suiza Dairy Group, L.P., a Delaware limited partnership established by filing of the Certificate with the Secretary of State of Delaware.

         "Partnership Estimated Net Taxable Income" has the meaning set forth in
Section 6.4(a).

         "Partnership Minimum Gain" has the meaning set forth in Regulations
Section 1.704-2(d).

         "Percentage Interest" means the percentage interest of a Regular Partner in certain allocations of Profits, Losses, and other items of income, gain, loss, or deduction and certain distributions of cash and property. The initial Percentage Interest of each Regular Partner is set forth below:


REGULAR PARTNER                         INITIAL PERCENTAGE INTEREST
---------------                         ---------------------------
SDG Holdings                                         66.1%
DFA                                                  33.8%
Suiza Management                                      0.1%
                                                    -----
TOTAL                                               100.0%
                                                    =====

         The Percentage Interest of a Regular Partner may be adjusted pursuant to Section 4.3 hereof. After such adjustment, the Percentage Interest of such Regular Partner, as adjusted, shall constitute such Regular Partner's Percentage Interest for all purposes under this Agreement. Mid-Am, Suiza Preferred Partner, and VOV shall not have Percentage Interests.

         "Person" means an individual, corporation, partnership, limited liability company, trust, estate, unincorporated organization, association, or other entity.

         "Preferred Capital Balance" means: (a) with respect to Suiza Preferred Partner, the excess of (i) $176,272,000 plus the amount of the Preferred Capital Balance of any additional Partner Interests issued to Suiza Preferred Partner pursuant to Section 4.3(a), over (ii) total Preferred Capital Balance Distributions to Suiza Preferred Partner since the Closing Date; (b) with respect to Mid-Am, the excess of (i) $90,000,000, over (ii) total Preferred Capital Balance Distributions to Mid-Am since the Closing Date; and (c) with respect to VOV, the excess of (i) $ 48,537,569.00, over (ii) total Preferred Capital Balance Distributions to VOV since the Effective Date.

         "Preferred Capital Balance Distribution" means any distribution of cash to the Priority Partners which reduces their respective Preferred Capital Balances. Each Preferred Capital Balance Distribution shall (a) be made to the Priority Partners in proportion to their Preferred Capital Balances, and (b) be identified by the Managers as a Preferred Capital Balance Distribution and not a distribution under Section 6.1(a) or (b) hereof. With the approval of the Management Committee in accordance with the provisions of Section 7.3 hereof, a Preferred Capital Balance Distribution may be made at any time.

         "Preferred Return" means, with respect to a particular Priority Partner, an aggregate amount, computed like simple interest, compounded annually, at a rate equal to 10% per annum on such Priority Partner's Preferred Capital Balance, except that with respect to VOV, the rate shall equal 8% per annum, or as contemplated by Section 4.3(a), reduced by distributions made to such Priority Partner pursuant to Section 6.1(b) below.

         "Priority Partner" means Suiza Preferred Partner, Mid-Am, VOV and any permitted successors and assigns thereof.

         "Profits" has the meaning set forth in Section 4.4(b).

         "Regular Partner" means the Suiza Regular Partners, DFA, and any other Partner with a Percentage Interest greater than zero that may be admitted to the Company in accordance with this Agreement.

         "Regulations" means the Treasury Regulations promulgated under the Code, as amended and in effect (including corresponding provisions of any succeeding regulations).

         "Regulatory Allocations" has the meaning set forth in Section 5.3.

         "Robinson Dairy" means Robinson Dairy, Inc., a Colorado corporation.

         "Settlement Notice" has the meaning set forth in Section 7.10(c).

         "Schenkel" means Pete Schenkel.

         "SFG" means Southern Foods Group, L.P., a Delaware limited partnership.

         "SFG Management" means SFG Management Limited Liability Company, a Delaware limited liability company.

         "SFG Capital" means SFG Capital Corporation, a Delaware corporation.

         "Suiza" means Suiza Management and any assignees or transferees of its Partner Interests, to the extent each holds any Partner Interest in the Partnership. Any right or power granted to Suiza Management or Suiza may be exercised by Suiza Management or, if Suiza Management no longer owns any Partner Interests, then by any Persons included within the foregoing definition of "Suiza" holding a majority of the Percentage Interests held by all Persons included within such definition.

         "SDG Holdings" means Suiza Dairy Group Holdings, Inc., a Nevada corporation.

         "Suiza Common Stock" means the common stock, $.01 par value per share, of Suiza Foods, or any securities issued in exchange for or in substitution of such common stock in connection with any merger, consolidation, recapitalization or similar event.

         "Suiza Companies" means the following companies and any additional dairy operations contributed by the Suiza Parents pursuant to the Contribution
Agreement: Broughton Foods Company, an Ohio corporation; Burger Dairy Company, an Indiana corporation; CFI-TMP, Inc., a Michigan corporation; Country Delite Farms, Inc., a Delaware corporation; Country Fresh, Inc., a Michigan corporation; Country Fresh Wesley, Inc., a Michigan corporation; Dairy Fresh, Inc., a Delaware corporation; Dairy Products of Michigan, Inc., a Michigan corporation; East Coast Ice Cream, LLC, a Michigan limited liability company; Frostbite Brands, Inc., a Michigan corporation; Land-O-Sun Dairies, LLC, a Delaware limited liability company, LFD Holding Company, a Delaware corporation; London Farms Dairy, Inc., a Delaware corporation; Louis Trauth Dairy, Inc., a Delaware corporation; Model Dairy, Inc., a Delaware corporation; Northern Falls Water Company, Inc., a Delaware corporation; Oberlin Farms Dairy, Inc., an Ohio corporation; Southeastern Juice Packers, Inc., a Michigan corporation; and Velda Farms, Inc., a Delaware corporation.

         "Suiza Foods" means Suiza Foods Corporation, a Delaware corporation.

         "Suiza GP" means Suiza Dairy Group GP, LLC, a Delaware limited liability company.

         "Suiza GTL" means Suiza GTL, LLC, a Delaware limited liability company.

         "Suiza Managers" means the members of the Management Committee designated by Suiza pursuant to Section 7.1.

         "Suiza Parents" means Suiza Foods, Suiza SoCal Holdings, Inc., a Nevada corporation, Suiza GTL Holdings, Inc., a Delaware corporation, LOS Holdings, Inc., a Delaware Corporation, and SDG Holdings.

         "Suiza Preferred Partner" means SDG Holdings as the holder of a Preferred Capital Balance and as the owner of rights to distributions in respect thereof under Section 6.1(a), and allocations of Profits and Losses in connection therewith.

         "Suiza Regular Partners" means Suiza Management and SDG Holdings as the holders of Percentage Interests greater than zero and as the owner of rights to distributions under Section 6.1(b) hereof, and allocations of Profits and Losses in connection therewith.

         "Suiza SoCal" means Suiza SoCal, LLC, a Delaware limited liability company.

         "Tax Matters Partner" has the meaning set forth in Section 11.1.

         "Territory" means the continental United States, Alaska and Hawaii.

         "Territory Dairy Investment" means any acquisition after the Closing Date of a Dairy Operation located in the Territory, whether through asset purchase, stock purchase, merger or otherwise.

         "Unusual Items" of income or loss mean any extraordinary items of income or loss, any nonoperating gains or losses resulting from the sale of assets, any merger or acquisition expenses and any restructuring charges.

         "VOV" means VOV Acquisition Corporation, a Delaware corporation.

                                   ARTICLE III

                                     PURPOSE

         3.1 Purposes and Scope. Subject to the provisions of this Agreement, the purposes of the Partnership are to:

                  (a) acquire (i) the operations of the DFA Companies, the Suiza Companies, Suiza GTL, Suiza SoCal and Robinson Dairy through the Mergers and the Contributions and (ii) such other assets and liabilities as are contemplated to be acquired by the Partnership pursuant to the terms of the Contribution Agreement;

                  (b) own, operate, manage, maintain, improve, develop, purchase, sell, exchange, and otherwise acquire or dispose of Dairy Operations in the Territory;

                  (c) borrow money in furtherance of any or all of the objectives of the Partnership business, and to secure the same by mortgage, pledge, or other liens; and

                  (d) do any and all other acts or things which may be incidental or necessary to carry on the business of the Partnership as herein contemplated. The Partnership shall not engage in any other business or activity not intended to implement the foregoing without the prior written consent of the Management Committee.

                                   ARTICLE IV

                              CAPITAL CONTRIBUTIONS

         4.1 Initial Capital Contributions. Prior to the date of this Agreement, the Suiza Parents owned, directly or indirectly, all of the outstanding equity interests in each of the Suiza Companies (except Land-O-Sun Dairies, LLC) and Robinson Dairy, 75% of the outstanding common member interests and $120 million aggregate stated amount of preferred member interests in Suiza GTL, 75% of the outstanding common member interests and $95 million aggregate stated amount of preferred member interests in Suiza SoCal, and, together with DFA Investment, all of the outstanding equity interests in Land-O-Sun Dairies, LLC. Prior to the date of this Agreement, the DFA Parents owned, directly or indirectly, all of the outstanding limited partner interests in the Partnership, 25% of the outstanding common member interests and $40 million aggregate stated amount of preferred member interests in Suiza GTL, 25% of the outstanding common member interests and $21 million aggregate stated amount of preferred member interests in Suiza SoCal, and $20 million stated amount of preferred interests in Land-O-Sun Dairies, LLC. Prior to the date of this Agreement, Suiza Management has been the sole general partner of the Partnership. The DFA Parents and Schenkel own, directly or indirectly, all of the outstanding equity interests in SFG, SFG Management and SFG Capital. Pursuant to the Contribution Agreement, (i) the Partnership purchased from Schenkel the entire equity interests in SFG held by Schenkel for the sum of $99 million in cash; (ii) Suiza Management purchased from Schenkel all of the member interests in SFG Management owned by Schenkel for the sum of $1 million in cash; (iii) DFA contributed its member interest in SFG Management to the Partnership; (iv) the DFA Parents contributed, or caused the contribution of, their equity interests in SFG, their membership interests in Suiza GTL and in Suiza SoCal, the SFG Subordinated Notes held by them, and their preferred interests in Land-O-Sun Dairies, LLC to the Partnership in exchange for common and preferred limited partner interests in the Partnership; (v) the Suiza Parents contributed or merged the Suiza Companies and Robinson Dairy into, and contributed their membership interests in Suiza GTL and Suiza SoCal to, the Partnership in exchange for common and preferred limited partner interests in the Partnership; (vi) Suiza Management contributed 90% of the member interests in SFG Management it purchased from Schenkel to the Partnership in respect of its .1% general partner interest in the Partnership; and (vii) DFA made an additional cash contribution to, or Suiza Foods received an additional cash distribution from, a loan from, or additional preferred interests in, the Partnership in respect of certain additional Dairy operations contributed by the Suiza Parents as contemplated therein, including, without limitation, the operations of Robinson Dairy. Subject to adjustments made within 30 days after the Closing Date to the balance of any such Partner's Capital Account as of the Closing Date, it is hereby agreed that (a) Mid-Am's Capital Account as of the Closing Date was equal to $90 million, (b) Suiza Preferred Partner's Capital Account as of the Closing Date was equal to $176.272 million, (c) SDG Holdings' Capital Account plus Suiza Management's Capital Account as of the Closing Date was equal to .662 times, and DFA's Capital Account as of the Closing was equal to .338 times, the aggregate Capital Accounts of all of the Partners, and (d) VOV's Capital Account as of the Effective Date shall be equal to the amount of its Preferred Capital Balance as of the Effective Date.

         4.2 Non-Contemplated Contributions.

                  (a) If the Management Committee approves (in accordance with the Major Decision provisions of Section 7.3) any additional Capital Contributions beyond those described in Section 4.1, the Partnership shall deliver a written notice to all of the Partners (although only Partners shall be required to make, and can make, such additional Capital Contributions) (a "Contribution Notice") requesting such additional Capital Contributions. Each Contribution Notice shall specify the following information:

                           (i) the aggregate amount of Capital Contributions
                  requested in the Contribution Notice;

                           (ii) the amount of additional cash funds each Partner
                  is required to contribute to the Partnership (which Capital Contributions shall be made by the Partners in proportion to their Percentage Interests);

                           (iii) the date on which such additional Capital
                  Contributions are due, which date shall be approved in advance by the Management Committee; and

                           (iv) wiring or other instructions for the bank
                  account into which the required Capital Contribution is to be deposited.

                  (b) Any Capital Contributions made pursuant to Section 4.2(a) shall be spent by the Partnership in accordance with the general directions of the Management Committee, as approved in connection with the approval of such Capital Contributions.

                  (c) Except as provided in Sections 4.1 and 4.3 hereof and in the foregoing provisions of this Section 4.2, no Partner shall be required to make any Capital Contribution.

         4.3 New Investment Contributions.

                  (a) If the Management Committee decides to make a Territory Dairy Investment and determines that it is desirable to purchase the target business (i) in a qualified stock purchase (within the meaning of Section 338 of the Code) followed by a Section 338(h)(10) election,
         (ii) in a transaction taxed as taxable purchase of the target's stock, or (iii) in a transaction qualifying as a reorganization under Section 368 of the Code, Suiza Foods shall carry out the purchase and shall transfer the assets and liabilities of the acquired business to the Partnership. If the acquisition is effected by a transaction as to which a Section 338(h)(10) election is made, the Partnership shall loan the purchase price (including the related acquisition costs and expenses recorded as purchase price) to Suiza Foods, and the transfer of the assets and liabilities of the acquired business shall constitute repayment of the loan that funded the acquisition. If the acquisition is effected by a transaction taxed as a taxable purchase of the target's stock, the Partnership shall loan the purchase price (including the related acquisition costs and expenses recorded as purchase price) to Suiza Foods, and Suiza Foods shall transfer the assets and liabilities of the acquired business in exchange for a preferred Partner Interest with a Preferred Capital Balance equal to the amount of the loan and a Preferred Return equal to the interest rate on the loan from the Partnership to Suiza Foods. If the acquisition is effected by a transaction qualifying as a reorganization under Section 368 of the Code, Suiza Foods, through SDG Holdings, shall transfer the assets and liabilities of the acquired business to the Partnership as a capital contribution. In such event, DFA shall elect
         (i) whether to contribute to the Partnership an amount of cash equal to DFA's Percentage Interest multiplied by the value (determined using the closing trading price on the date issued) of the Suiza Common Stock transferred to the stockholders of the acquired corporation, plus the related acquisition costs and expenses recorded as purchase price, and divided by the SDG Holdings' Percentage Interests, or (ii) whether, with the mutual agreement of the Partners, the Partnership shall loan the purchase price (including the related acquisition costs and expenses recorded as purchase price) to Suiza Foods, and Suiza Foods shall transfer the assets and liabilities of the acquired business in exchange for a preferred Partner Interest with a Preferred Capital Balance equal to the amount of the loan and a Preferred Return equal to the interest rate on the loan from the Partnership to Suiza Foods. If DFA elects not to contribute such amount of cash and the Partnership does not make a loan to Suiza Foods in exchange for such additional preferred Partner Interest,

         SDG Holdings' Percentage Interest shall be increased to equal the quotient (expressed as a percentage) of (i) the Formula Value for SDG Holdings immediately prior to the acquisition, plus the value (determined using the closing trading price on the date issued) of the Suiza Common Stock transferred to the stockholders of the acquired corporation, plus the related cash purchase price, if any, acquisition costs and expenses recorded as purchase price, divided by (ii) the total Formula Value for all Partners immediately prior to the Partnership's participation in the relevant Territory Dairy Investment, plus the value (determined using the closing trading price on the date issued) of the Suiza Common Stock transferred to the stockholders of the acquired corporation, plus the related cash purchase price, if any, acquisition costs and expenses recorded as purchase price, and DFA's Percentage Interest shall be correspondingly reduced.

                  (b) Notwithstanding any provision in this Agreement to the contrary, if Suiza desires for the Partnership to participate in a Territory Dairy Investment and the Management Committee rejects such Territory Dairy Investment due solely to a DFA Veto, then, in addition to any other options available to Suiza as a result of such DFA Veto (i.e., its rights under Sections 7.7(b)(iii) and 11.9), Suiza may, in its sole discretion, cause the Partnership to participate in such Territory Dairy Investment if Suiza (and any other Partners who agree to participate) make any and all Capital Contributions necessary to enable the Partnership to participate in such Territory Dairy Investment (a "New Investment Contribution") (which New Investment Contribution shall be treated as being made by SDG Holdings). Each time SDG Holdings (and any other Partners) makes a New Investment Contribution, the Percentage Interest of each Partner shall be adjusted to equal the quotient (expressed as a percentage) of (i) the Formula Value for such Partner immediately prior to the Partnership's participation in the relevant Territory Dairy Investment, plus the amount of the New Investment Contributions (if any) made by such Partner with respect to the relevant Territory Dairy Investment, divided by (ii) the total Formula Value for all Partners immediately prior to the Partnership's participation in the relevant Territory Dairy Investment, plus the total amount of the total New Investment Contributions made by all Partners with respect to the relevant Territory Dairy Investment.

         4.4 Capital Accounts.

                  (a) Maintenance Rules. The Partnership shall maintain for each Partner a separate Capital Account in accordance with this Section 4.4, which shall control the division of assets upon liquidation of the Partnership as provided in Section 12.3. The Capital Account shall be maintained in accordance with the following provisions:

                           (i) Such Capital Account shall be increased by the
                  cash amount or Book Value of any property contributed by such Partner to the Partnership pursuant to this Agreement, such Partner's allocable share of Profits and any items in the nature of income or gain which are specially allocated to such Partner pursuant to Section 5.2 or Section 5.3 hereof, and the amount of any Partnership liabilities assumed by such Partner or which are secured by any property distributed to such Partner.

                           (ii) Such Capital Account shall be decreased by the
                  cash amount or Book Value of any property distributed to such Partner pursuant to this Agreement, such Partner's allocable share of Losses and any items in the nature of deductions or losses which are specially allocated to such Partner pursuant to Section 5.2 or Section 5.3 hereof, and the amount of any liabilities of the Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership.

                           (iii) In the event all or a portion of an interest in
                  the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest; provided, however, that if the transfer causes a termination of the Partnership under Section 708(b)(1)(B) of the Code, then the Partnership shall be deemed to have contributed its assets to a new limited partnership in exchange for interests in the new limited partnership, followed by a distribution of the interests in the new limited partnership to the Partnership and liquidation of the Partnership. Such deemed liquidation and reconstitution shall not cause the Partnership to be dissolved or reconstituted for purposes other than maintenance of the Capital Accounts and federal income tax, unless otherwise provided in Article XII.

         The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts generally are intended to comply with Section 1.704-1(b) of the Regulations and shall be interpreted and applied in a manner consistent with such Regulations. If the Management Committee reasonably determines that it is prudent to modify the manner in which the Capital Accounts, or any increases or decreases to the Capital Accounts, are computed in order to comply with such Regulations, the Management Committee may authorize such modifications, provided that it does not have any effect on the amounts distributable to any Person pursuant to Section 12.3 hereof upon the dissolution of the Partnership.

                  (b) Definition of Profits and Losses. "Profits" and "Losses" mean, for each Fiscal Year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                           (i) Income of the Partnership that is exempt from
                  federal income tax and not otherwise taken into account in computing Profits and Losses pursuant to this Section 4.4(b) shall be added to such taxable income or loss;

                           (ii) Any expenditures of the Partnership described in
                  Code Section 705(a)(2)(B), or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits and Losses pursuant to this
                  Section 4.4(b) shall be subtracted from such taxable income or loss;

                           (iii) In the event the Book Value of any Partnership
                  asset is adjusted pursuant to Section 4.4(c)(ii) or Section 4.4(c)(iii), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits and Losses;

                           (iv) Gain or loss resulting from any disposition of
                  property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Book Value;

                           (v) In lieu of the deduction for depreciation, cost
                  recovery or amortization taken into account in computing such taxable income or loss, there shall be taken into account "Book Depreciation" as defined in this Section 4.4(b)(v). "Book Depreciation" for any asset means for any Fiscal Year or other period an amount that bears the same ratio to the Book Value of that asset at the beginning of such Fiscal Year or other period as the federal income tax depreciation, amortization or other cost recovery deduction allowable for that asset for such year or other period bears to the adjusted tax basis of that asset at the beginning of such year or other period. If the federal income tax depreciation, amortization, or other cost recovery deduction allowable for any asset for such year or other period is zero, then Book Depreciation for that asset shall be determined with reference to such beginning Book Value using any reasonable method selected by the Management Committee; and

                           (vi) Notwithstanding any other provision of this
                  Section 4.4(b), any items that are specially allocated pursuant to Section 5.2 or Section 5.3 shall not be taken into account in computing Profits and Losses.

                  (c) Definition of Book Value. "Book Value" means for any asset the asset's adjusted basis for federal income tax purposes, except as follows:

                           (i) The initial Book Value of any asset contributed
                  by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the Management Committee.

                           (ii) The Book Values of all Partnership assets shall
                  be adjusted to equal their respective gross fair market values, as determined by the Management Committee, as of the following times: (A) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis capital contribution if the Management Committee reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership; (B) the distribution by the

                  Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership if the Management Committee reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership; and (C) the liquidation of the Partnership within the meaning of Regulation Section 1.704-1(b)(2)(ii)(g);

                           (iii) The Book Value of any Partnership asset
                  distributed to any Partner shall be the gross fair market value of such asset on the date of distribution, as determined by the Management Committee.

                           (iv) The Book Values of Partnership assets shall be
                  increased (or decreased) to reflect any adjustment to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and Section 5.2(d) hereof; provided, however, that Book Values shall not be adjusted pursuant to this Section 4.4(c)(iv) to the extent the Management Committee determines that an adjustment pursuant to Section 4.4(c)(ii) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this Section 4.4(c)(iv).

                           (v) If the Book Value of an asset has been determined
                  or adjusted pursuant to Section 4.4(c)(i), Section 4.4(c)(ii), or Section 4.4(c)(iv) hereof, such Book Value shall thereafter be adjusted by the Book Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

         4.5 Interest. Except as otherwise provided in this Agreement, no interest shall be paid by the Partnership on Capital Contributions or on balances in Capital Accounts.

         4.6 No Withdrawal. No Partner shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Partnership, except as provided in Articles IV, VI, and XII.

         4.7 Limitation on Capital Contributions and Loans. Except as specifically provided in this Article IV, Article VIII, or Article XII hereof, no Partner may contribute capital, loan, or advance money to the Partnership.

                                    ARTICLE V

                                   ALLOCATIONS

         5.1 Allocation of Profits, Losses and Certain Deductions.

                  (a) Allocation of Profit Generally. After giving effect to the allocations set forth in Section 5.2 and Section 5.3, and after giving effect to all distributions of cash or property (other than cash or property to be distributed pursuant to Article XII), Profits for any Fiscal Year shall be allocated to the Partners in the following manner:

                           (i) First, to each Partner with a negative balance in
                  its Adjusted Capital Account, pro rata in accordance with such negative Adjusted Capital Account balances, until such negative Adjusted Capital Account balances have been eliminated;

                           (ii) Next, to SDG Holdings and from DFA in an amount
                  equal to (W) DFA's Percentage Interest multiplied by (X) the amount of any income or gain allocated to SDG Holdings during the Fiscal Year pursuant to Section 5.4 arising out of a Territory Dairy Investment effected by either a transaction taxed as a taxable acquisition of the target corporation's stock or a transaction qualifying as a reorganization under
                  Section 368 of the Code ("COB Acquisition"), plus any loss or deduction allocated to SDG Holdings pursuant to Section 5.4 arising out of a COB Acquisition that has not previously been taken into account in a computation pursuant to this Section 5.1(a)(ii), multiplied by (Y) the sum of the highest marginal federal income tax rate applicable to corporations for the Fiscal Year and the highest marginal state income tax rate applicable to Suiza Foods for the Fiscal Year, expressed as a percentage, divided by (Z) one minus the sum of the highest marginal federal income tax rate applicable to corporations for the Fiscal Year and the highest marginal state income tax rate applicable to Suiza Foods for the Fiscal Year, expressed as a percentage.

                           (iii) Next, to each Priority Partner in the minimum
                  amount necessary to cause such Priority Partner's positive Adjusted Capital Account balance to equal the sum of such Priority Partner's (A) Preferred Return plus (B) Preferred Capital Balance, in proportion to such deficiencies;

                           (iv) Next, to the Partners in proportion to their
                  Percentage Interests.

                  (b) Allocation of Losses.


                           (i) After giving effect to the provisions of Section
                  5.2 and Section 5.3, and subject to the limitation set forth in Section 5.1(b)(ii), Losses for any Fiscal Year shall be allocated to the Partners in the following manner:

                                    (A) First, to the Partners until each of
                           their Adjusted Capital Account balances is reduced to zero dollars ($0), in proportion to their Adjusted Capital Account balances;

                                    (B) Next, in the minimum amount necessary to
                           cause each Priority Partner's positive Adjusted Capital Account balance to equal the sum of such Priority Partner's Preferred Return and Preferred Capital Balance, in proportion to the excess of each such Priority Partner's

                           Adjusted Capital Account over the amount of its Preferred Return and Preferred Capital Balance;

                                    (C) Next, to each Priority Partner, in
                           proportion to their positive Adjusted Capital Account balances, until such positive Adjusted Capital Account balances have been eliminated; and

                                    (D) Next, to the Partners in proportion to
                           their Percentage Interests.

                           (ii) Notwithstanding anything to the contrary in
                  Section 5.1(b)(i):

                                    (A) The Losses allocated pursuant to Section
                           5.1(b)(i) hereof to any Partner for any Fiscal Year shall not exceed the maximum amount of Losses that may be allocated to such Partner without causing such Partner to have an Adjusted Capital Account Deficit at the end of such Fiscal Year.

                                    (B) If some but not all of the Partners
                           would have an Adjusted Capital Account Deficit as a consequence of an allocation of Losses pursuant to
                           Section 5.1(b)(i) hereof, the limitations set forth in this Section 5.1(b)(ii) shall be applied by allocating Losses pursuant to this Section 5.1(b)(ii) only to those Partners who would not have an Adjusted Capital Account Deficit as a consequence of receiving such an allocation of Losses (with the allocation of such Losses among such Partners to be determined by the Management Committee, based on the allocation that is most likely to effectuate the distribution priorities set forth in Section 6.1 hereof).

                                    (C) If no Partner may receive an additional
                           allocation of Losses pursuant to Section
                           5.1(b)(ii)(B) above, such additional Losses not allocated pursuant to Section 5.1(b)(ii)(B) shall be allocated solely to the Partners in proportion to their Percentage Interests.

                  (c) Allocation of Certain Deductions. Any deductions allocated to the Partnership by SFG that arise out of payment of bond tender premiums by SFG with respect to the SFG Subordinated Notes (as defined in the Contribution Agreement) shall be allocated to DFA in an amount equal to the amount of such bond tender premium economically borne by DFA pursuant to Section 2.6 of the Contribution Agreement.

         5.2 Special Allocations.

                  (a) Minimum Gain Chargeback--Partnership Nonrecourse Liabilities. If there is a net decrease in Partnership Minimum Gain during any Fiscal Year, certain items of income and gain shall be allocated (on a gross basis) to the Partners in the amounts and manner described in Regulations Section 1.704-2(f) and (j)(2)(i) and (ii), subject to the exemptions set forth in Regulations Section 1.704-2(f)(2), (3), (4), and (5). This Section 5.2(a) is intended to comply with the minimum gain chargeback requirement (set forth in Regulations Section 1.704-2(f)) relating to Partnership nonrecourse liabilities (as defined in Regulations Section 1.704-2(b)(3)) and shall be so interpreted.

                  (b) Minimum Gain Chargeback--Partner Nonrecourse Debt. If there is a net decrease in Partner Minimum Gain during any Partnership Fiscal Year, certain items of income and gain shall be allocated (on a gross basis) as quickly as possible to those Partners who had a share of the Partner Minimum Gain (determined pursuant to Regulations Section 1.704-2(i)(5)) in the amounts and manner described in Regulations
         Section 1.704-2(i)(4), (j)(2)(ii), and (j)(2)(iii). This Section 5.2(b)
         is intended to comply with the minimum gain chargeback requirement (set forth in Regulations Section 1.704-2(i)(4)) relating to partner nonrecourse debt (as defined in Regulations Section 1.704-2(b)(4)) and shall be so interpreted.

                  (c) Qualified Income Offset. If, after applying Section 5.2(a) and Section 5.2(b), any Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain shall be specially allocated (on a gross basis) to each such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible.

                  (d) Optional Basis Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Sections 734(b) or 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

                  (e) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year shall be specially allocated among the Partners in proportion to their Percentage Interests.

                  (f) Partner Nonrecourse Deductions. Partner nonrecourse deductions shall be allocated pursuant to Regulations Section 1.704-2(b)(4) and (i)(1) to the Partner who bears the economic risk of loss with respect to the deductions.

                  (g) Special Allocation: Economic Sharing Arrangement. Notwithstanding anything to the contrary in this Article V, the Partners acknowledge and agree that the manner in which distributions are to be made pursuant to Section 6.1 correctly reflects the Partners' economic sharing arrangement in the Partnership. To the extent that allocations of Profits, Losses, and other items of income, gain, loss, and deduction set forth in this Article V (other than this Section 5.2(g)) could produce an economic sharing arrangement among the Partners different than that described in Section 6.1, then the Partnership shall specially allocate items of gross income, gain, loss, and deduction among the Partners in any manner that may be required to cause the allocations of Profits,

         Losses, and other items of income, gain, loss, and deduction described in Article V to be consistent with the economic sharing arrangement described in Section 6.1.

         5.3 Curative Allocations. The allocations set forth in Section 5.1(b)(ii) and Section 5.2(a) through Section 5.2(f) hereof (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss, or deduction pursuant to this Section 5.3. Therefore, notwithstanding any other provisions of this Article V (other than the Regulatory Allocations), the Management Committee shall make such offsetting special allocations of Partnership income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of the Agreement and all Partnership items were allocated pursuant to Section 5.1(a), Section 5.1(b)(i), and Section 5.2(g) hereof. In exercising its discretion under this Section 5.3, the Management Committee shall take into account future Regulatory Allocations under Sections 5.2(a) and 5.2(b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 5.2(e) and 5.2(f).

         5.4 Tax Allocations: Code Section 704(c).

                  (a) In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Book Value (computed in accordance with Section 4.4(c)(i) hereof).

                  (b) If the Book Value of any Partnership asset is adjusted pursuant to Section 4.4(c)(ii) hereof, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

                  (c) Any elections or other decisions relating to such allocation shall be made by the Management Committee.

                  (d) Allocations pursuant to this Section 5.4 are solely for purposes of federal, state, and local taxes and shall not affect or in any way be taken into account in computing any Person's Capital Account, Adjusted Capital Account, or share of Profits, Losses, and other items or distributions pursuant to any provision of this Agreement.

                  (e) It is intended that the allocations in Sections 5.1, 5.2,
         5.3 and 5.4 effect an allocation for federal income tax purposes consistent with Section 704 of the Code and comply with any limitations or restrictions therein.

         5.5 Other Allocation Rules.

                  (a) For purposes of determining the Profits, Losses, or any other item allocable to any period, Profits, Losses, and any such other item shall be determined on a daily, monthly, or other basis, as determined by the Management Committee using any permissible method under Code Section 706 and the Regulations thereunder.

                  (b) For federal income tax purposes, every item of income, gain, loss and deduction shall be allocated among the Partners in accordance with the allocations under Sections 5.1, 5.2, 5.3, and 5.4.

                  (c) The Partners are aware of the income tax consequences of the allocations made by this Article V and hereby agree to be bound by the provisions of this Article V in reporting their shares of Partnership income and loss for income tax purposes.

                  (d) The Partners agree that the Partners' Percentage Interests represent the Partners' respective interests in Partnership profits for purposes of allocating excess nonrecourse liabilities (as defined in Regulations Section 1.752-3(a)(3)) pursuant to Regulations Section 1.752-3(a)(3).

                                   ARTICLE VI

                                  DISTRIBUTIONS

         6.1 Distributions of Available Cash. The Management Committee shall review the Partnership's accounts at the end of each calendar quarter to determine whether distributions are appropriate. Subject to Section 17-607 of the Delaware Act, the Management Committee shall authorize such distributions of Available Cash as it may determine in its sole discretion; provided, however, to the extent there is sufficient Available Cash to make distributions under
Section 6.1(a) hereof, such distributions shall be made. All such distributions of cash shall be made in the manner set forth below:

                  (a) First, to SDG Holdings in an amount equal to (W) DFA's Percentage Interest multiplied by (X) the amount of any income or gain allocated to SDG Holdings during the Fiscal Year pursuant to Section
         5.4 arising out of a Territory Dairy Investment effected by either a transaction taxed as a taxable acquisition of the target corporation's stock or a transaction qualifying as a reorganization under Section 368 of the Code ("COB Acquisition"), plus any loss or deduction allocated to SDG Holdings pursuant to Section 5.4 arising out of a COB Acquisition that has not previously been taken into account in a computation pursuant to Section 5.1(a)(ii), multiplied by (Y) the sum of the highest marginal federal income tax rate applicable to corporations for the Fiscal Year and the highest state income tax applicable to Suiza Foods during the Fiscal Year, expressed as a percentage, divided by (Z) one minus the sum of the highest marginal federal income tax rate applicable to corporations for the Fiscal Year and the highest state income tax rate applicable to Suiza Foods during the Fiscal Year, expressed as a percentage.

                  (b) First, to each Priority Partner with a Preferred Return, in proportion to the Preferred Return of each such Priority Partner, in an amount up to the Preferred Return of each such Priority Partner; and

                  (c) Next, to the Partners in proportion to their Percentage Interests.

                  (d) Notwithstanding anything to the contrary above, (i) any Preferred Capital Account Balance Distribution made by the Partnership shall be treated as a distribution by the Partnership in reduction of the Priority Partners' Preferred Capital Balances but shall not be made or taken into account under clause (a) or (b) above; and (ii) if Available Cash is derived from a transaction that occurs in connection with the dissolution, termination and liquidation of the Partnership, any Available Cash that is derived from or attributable to such a transaction shall be distributed to the Partners in accordance with
         Section 12.3 hereof.

         6.2 Amounts Withheld. Notwithstanding any other provision of this Agreement to the contrary, each Partner hereby authorizes the Partnership to withhold and to pay over, or otherwise pay, any withholding or other taxes payable by the Partnership with respect to such Partner as a result of such Partner's participation in the Partnership. If and to the extent that the Partnership shall be required to withhold or pay any such taxes, such Partner shall be deemed for all purposes of this Agreement to have received a payment from the Partnership as of the time such withholding or tax is paid, which payment shall be deemed to be a distribution with respect to such Partner's Partner Interest to the extent that the Partner (or any successor to such Partner's Partner Interest) is entitled to receive a distribution. Any withholdings authorized by this Section 6.2 shall be made at the maximum applicable statutory rate under the applicable tax law unless the Partnership shall have received an opinion of counsel or other evidence satisfactory to the Management Committee to the effect that a lower rate is applicable, or that no withholding is applicable.

         6.3 Excess Distributions. To the extent that the aggregate of actual and deemed distributions to a Partner under this Article VI for any period exceeds the distributions to which such Partner is entitled for such period, the amount of such excess shall be considered a loan from the Partnership to such Partner. Such loan shall bear interest (which interest shall be treated as an item of income to the Partnership) at the Default Rate, accruing from and after the date which is ten (10) days after a Partner, on behalf of the Partnership, makes demand for repayment of any such excess, and such interest shall accrue until discharged by such Partner by repayment, which shall be made out of distributions to which such Partner would otherwise be subsequently entitled if the Partner does not otherwise repay such loan.

         6.4 Tax Distributions.

                  (a) Notwithstanding anything to the contrary in Section 6.1, the Managers shall cause the Partnership from time to time to distribute to each Partner an amount equal to the excess of (i) the Partnership's Estimated Net Taxable Income (defined below) for the applicable Fiscal Year (or portion thereof) to which such distribution relates which is allocable to such Partner, multiplied by the maximum marginal federal income and the state tax rate applicable to the relevant corporation in effect during the Fiscal Year to which such distribution relates, over (ii) the sum of distributions already made to such Partner during the relevant Fiscal Year. For these purposes, "Partnership Estimated Net Taxable Income" means the excess of (Y) the estimate of the aggregate amount of items of taxable income and gain of the Partnership for the applicable Fiscal Year (or portion thereof) to which such distribution relates, over (Z) the estimate of the aggregate amount of items of taxable deduction and loss for such Fiscal Year (or portion thereof) to which such distribution relates. The Managers shall determine the Partnership Estimated Net Taxable Income and each Partner's allocable share of Partnership Estimated Net Taxable Income. The Partners acknowledge and agree that the sole purpose of this Section 6.4(a) is to enable the Partnership to distribute sufficient cash to each Partner to permit each Partner to timely satisfy its estimated income tax obligations, if any, arising from the Partner's allocable share of the Partnership's taxable income. The Manager shall make such distributions on or about April 15, June 15, September 15 and December 15 of each year and/or on any other date that similarly coincides with the due date of any estimated income tax obligation of any Partner.

                  (b) Notwithstanding any provision in this Section 6.4 to the contrary, no distributions shall be made pursuant to this Section 6.4 to the extent there is not sufficient Available Cash to make such distributions.

                  (c) For purposes of this Agreement, amounts distributed to the Partners pursuant to Section 6.4 shall be deemed to be advance distributions of amounts to be distributed pursuant to Section 6.1.

         6.5 Payments Not Deemed Distributions. Any amounts paid pursuant to
Section 7.6 shall not be considered distributions for purposes of this Agreement.

                                   ARTICLE VII

                          MANAGEMENT OF THE PARTNERSHIP

         7.1 Management Committee.

                  (a) The Partnership shall be managed by the Management Committee of the General Partner, which will consist of three individuals (the "Managers"). Two Managers shall be designated by Suiza, and one Manager shall be designated by DFA, and the General Partner shall cause such persons to be elected to the Management Committee. Suiza and DFA shall have the right to designate replacements of those Managers designated by them. Each Manager designated by Suiza must be a director, officer or employee of Suiza, and each Manager designated by DFA must be a director, officer or employee of DFA. The initial Suiza Managers shall be Gregg L. Engles and Tracy L. Noll, and the initial DFA Manager shall be Gary E. Hanman. Suiza may designate one of the Suiza Managers as the Chairman of the Management Committee, and such Manager will preside (when present) at all meetings of the Management Committee.

                  (b) The limited liability company agreement of the General Partner shall be in substantially the form attached hereto as Exhibit A.

         7.2 Major Decisions. The term "Major Decision" means any decision by the Management Committee with respect to any of the following matters:

                  (a) admitting any Person as a Partner of the Partnership;

                  (b) accepting or requiring any Partner to make any additional Capital Contribution to the Partnership or otherwise issuing additional equity interests in the Partnership except for Capital Contributions specified in Section 4.3 of less than $100 million;

                  (c) incurring indebtedness for borrowed money (which expressly excludes trade payables incurred in the ordinary course of business) in excess of $250 million;

                  (d) selling, leasing, pledging or granting a security interest or encumbrance in all or substantially all of the Partnership's assets, except in connection with the incurrence of indebtedness for borrowed money that does not involve a Major Decision under the preceding paragraph;

                  (e) approving an increase in the annual capital expenditure budget of $50 million or more over the previous annual capital expenditure budget for the Partnership or making any capital expenditure, or series of related capital expenditures, in excess of $50 million that are not contemplated by a previously approved capital expenditure budget;

                  (f) acquiring (whether through an asset purchase, merger, equity purchase or otherwise) any Dairy Operations or other assets (excluding acquisitions of raw materials and supplies in the ordinary course of business) having a value, individually or in the aggregate for any series of related transactions, in excess of $250 million;

                  (g) selling or otherwise disposing of any Dairy Operations or other assets (excluding sales or other dispositions of inventory in the ordinary course of business) having a value, individually or in the aggregate for any series of related transactions, in excess of $250 million;

                  (h) consenting to the transfer of a Partner Interest pursuant to Section 11.2;

                  (i) except as otherwise permitted in Section 7.6(b) or Section 7.9, entering into any transaction or agreement between the Partnership and a Partner or an Affiliate of a Partner, including any change in the percentage used to determine the Management Fee in Section 7.6(b), except for loans specified in Section 4.3 of less than $100 million between the Partnership and a Partner or an Affiliate of a Partner;

                  (j) making any material election or other decision pursuant to
         Section 5.4(c), which relates to Code Section 704(c);

                  (k) any change in the purpose or scope of the Partnership pursuant to Article III; (l) amending or granting a waiver with respect to this Agreement;

                  (m) authorizing any consolidation, dissolution, or liquidation of the Partnership or any merger in which the Partnership does not survive;

                  (n) executing or delivering any assignment for the benefit of creditors of the Partnership;

                  (o) filing any voluntary petition in bankruptcy or receivership with respect to the Partnership; or

                  (p) making a Preferred Capital Balance Distribution, and the amount of any such Preferred Capital Balance Distribution.

         7.3 Approval of Major Decisions. Notwithstanding any contrary provisions of Section 7.1, the limited liability company agreement of the General Partner shall provide the following with respect to approval of Major
Decisions:

                  (a) Any Major Decision must be approved by unanimous vote of the Managers present and entitled to vote at a meeting of the Management Committee at which a quorum is present.

                  (b) The Management Committee may not approve any Major Decision unless at least one Suiza Manager and one DFA Manager are present at the meeting; provided that the Suiza Manager entitled to vote may approve any Major Decision at a meeting at which no DFA Manager is present if the following provisions have been satisfied with respect to such meeting:

                           (i) the notice of such meeting included a statement
                  indicating that a Major Decision would be addressed at such meeting and describing in general terms the nature of such Major Decision; and

                           (ii) if no DFA Manager is present at the originally
                  scheduled meeting, the meeting is adjourned, and a second notice is delivered to DFA and to the DFA Manager, marked "CONFIDENTIAL/URGENT" indicating the time at which the meeting will be reconvened and including a statement notifying DFA and the DFA Manager that if the DFA Manager fails to attend the reconvened meeting specified in the second notice, then the Major Decision to be considered at such meeting may be approved without any vote by the DFA Manager. This second notice shall be delivered at least two Business Days prior to the date of the reconvened meeting. At such reconvened meeting, the only business that may be conducted is that described in the notice of such meeting.

         7.4 Officers. The officers of the General Partner shall include a President, a Secretary and such other officers as the Management Committee in its discretion may appoint, and such officers will have any powers delegated to them by the Management Committee (subject to any limitations on the authority of the Management Committee set forth in this Agreement). The initial President of the General Partner shall be Pete Schenkel. The President of the General Partner and certain other key employees of the General Partner and Partnership, as determined from time to time by the Management Committee, shall be entitled to receive options (the "New Options") to purchase Suiza Common Stock on terms consistent with Suiza Foods' stock option program for executives then in effect. At the time that any New Options are granted, the Partnership shall pay to Suiza Foods in cash the value of such New Options determined under the Black-Scholes formula using the closing trading price of Suiza Common Stock on the date upon which such New Options are granted (the "Black-Scholes Prepayment"). Certain current employees of the Suiza Companies, Suiza GTL, Suiza SoCal and Robinson Dairy hold options to purchase Suiza Common Stock (the "Existing Options"). When any New Options or Existing Options are exercised, the Partnership shall purchase from Suiza Foods for cash the number of shares of Suiza Common Stock that the persons exercising such options are entitled to receive at a price equal to the closing trading price of Suiza Common Stock on the date upon which such options are exercised, minus the amount of any Black-Scholes Prepayment made with respect to such options, and shall transfer such shares to the exercising optionees. If any New Options expire without being exercised, Suiza Foods shall repay to the Partnership the amount of any Black-Scholes Prepayment made with respect to such New Options.

         7.5 Certificate of Limited Partnership; Qualifications to do Business. The President or another officer of the General Partner shall cause to be filed on behalf of and at the Partnership's expense such certificates or documents (including, without limitation, copies, renewals, amendments or restatements of the Certificate) as may be determined by such officer to be reasonable and necessary or appropriate for the qualification and operation of a limited partnership in the State of Delaware and in any other state in which the Partnership may elect to do business.

         7.6 Compensation and Reimbursement of Partner Expenses; Other Agreements with Partners .

                  (a) Except as provided in Section 7.6(b) and Section 7.10, no Partner shall be compensated for any services rendered to the Partnership by such Partner or its designees on the Management Committee. Notwithstanding anything to the contrary in this Agreement, each Partner shall be reimbursed for out-of-pocket expenses that such Partner makes for or on behalf of the Partnership, to the extent such expenses are authorized by the Management Committee.

                  (b) Suiza Management and DFA will perform corporate overhead services for the Partnership of substantially the same type and to substantially the same extent provided by Suiza Management to the Suiza Companies, Suiza GTL, Suiza SoCal and Robinson Dairy, and by DFA to SFG and to SFG Management, prior to the date hereof (the "Services"). In consideration for the Services, the Partnership shall pay Suiza Management and DFA a quarterly management fee (the "Management Fee"), payable within 45 days after the end of each calendar quarter. From the Closing Date through December 31, 2000, the quarterly Management Fee payable to Suiza Management and to DFA will be $7,500,000 and $250,000, respectively (pro rated for any partial quarter). Thereafter, the quarterly Management Fee payable to Suiza Management and to DFA will be an amount equal to .164% and .005%, respectively, of the Partnership's budgeted gross revenues for that quarter, which percentage will be reviewed annually by the Management Committee and may be changed annually, which changes, other than changes caused by a material change in the duties and responsibilities of a party providing services or by a material increase in the costs of providing services, may be made only in accordance with Section 7.2(i).

                  (c) Suiza Foods, the Partnership and DFA will enter into one or more milk supply agreements pursuant to which DFA will provide raw milk to certain Dairy Operations of the Partnership and to The Morningstar Group, Inc.

         7.7 Outside Activities; Noncompetition.

                  (a) Subject to Section 7.7(b), a Partner, any Affiliates of a Partner, and any director, officer, partner, or employee of a Partner or any Affiliate thereof, may have business interests and engage in business activities in addition to those relating to the Partnership and may engage in any businesses and activities for its own account and for the accounts of others without having or incurring any obligation to offer any interest in or funds from such properties, businesses or activities to the Partnership or any Partner, and no other provision of this Agreement shall be deemed to prohibit the Partners or any such other Person from conducting such other businesses and activities. Neither the Partnership nor any Partner shall have any rights by virtue of this Agreement or the limited liability Partnership relationship created hereby in any business Partnerships of the other Partner or any Affiliate of such Partner or any director, officer, partner, or employee of the other Partner or any Affiliate thereof.

                  (b) No Partner may, directly or indirectly, engage or participate in any Dairy Operations within the Territory; provided that:

                           (i) nothing in this Section 7.7(b) shall restrict the
                  business operations of any current affiliate of DFA that is not Controlled by DFA;

                           (ii) nothing in this Section 7.7(b) shall be
                  construed as preventing any Partner from (A) engaging in any business after the Closing Date that it engaged in within the Territory prior to the Closing Date solely through entities other than the DFA Companies, or the Suiza Companies and Robinson Dairy, (as applicable), including without limitation the business operations of The Morningstar Group, Inc. and its subsidiaries, Continental Can Company, Inc. and its subsidiaries, and Horizon Organic Holding Corporation; (B) engaging in any business outside the Territory, including Suiza Foods' dairy operations in Puerto Rico; (C) engaging in any business within the Territory in products and services not provided by the Partnership; or (D) being a passive investor or security holder of an interest constituting less than 5% of the equity ownership, voting rights or debt of any of the foregoing; and

                           (iii) if Suiza desires for the Partnership to
                  participate in a Territory Dairy Investment and the Management Committee rejects such Territory Dairy Investment due to a DFA Veto, then Suiza or any of its Affiliates may engage or participate in such Territory Dairy Investment on terms which are no more favorable to Suiza or such Affiliate than those rejected by the Management Committee due to such DFA Veto, and thereafter Suiza or such Affiliate may operate the Dairy Operations acquired in such Territory Dairy Investment.

                  (c) The Partners acknowledge and agree that their respective obligations under Section 7.7(b) are a material inducement and condition to this Agreement and the obligations of the parties hereunder and that the restrictions and remedies contained in this
         Section 7.7 are reasonable as to time, geographic area and scope of activity and do not impose a greater restraint than is necessary to protect the goodwill and other legitimate business interests of the Partnership. It is the intent of all parties hereto that the foregoing restrictions against unlawful and unfair competitive activities be given the fullest effect consistent with applicable law.

                  (d) If the provisions of Section 7.7(b) are found by a court of competent jurisdiction to contain unreasonable or unnecessary limitations as to time, geographic area or scope of activity, then such court is hereby directed to reform such provisions to the minimum extent necessary to cause the limitations contained therein as to time, geographical area and scope of activity to be reasonable and enforceable.

                  (e) The Partners acknowledge and agree that the Partnership would be irreparably harmed by any violation of their respective obligations under Section 7.7(b) and that, in addition to all other rights or remedies available at law or in equity, the parties will be entitled to injunctive and other equitable relief to prevent or enjoin any such violation, without posting any bond whatsoever.

         7.8 Partnership Funds. The funds of the Partnership shall be deposited in such segregated money-market Partnership account or Partnership accounts as are designated by the President. The officers of the Partnership shall be authorized to sign checks or drafts against any Partnership account, and representatives of Suiza shall be listed as an alternate signatory with respect to any such account. Any withdrawals from or charges against such accounts may be made by officers or agents of the Partnership in accordance with the terms of the Agreement.

         7.9 Transactions with Affiliates. Except as otherwise permitted in
Section 4.3, Section 7.6(b) and Section 7.6(c) and except for any transaction or agreement approved as a Major Decision pursuant to Section 7.3, the Partnership may not enter into any transaction or agreement with any Partner or any Affiliate of a Partner if the terms of such transaction or agreement are materially less favorable to the Partnership than the terms that could be obtained by the Partnership through an arms-length transaction or agreement with an unrelated party.

         7.10 Indemnification. The Partnership shall indemnify and hold harmless the General Partner and any director, officer, employee, agent, or representative of the General Partner, against all liabilities, losses, and damages incurred by any of them by reason of any act performed or omitted to be performed in the name of or on behalf of the Partnership, or in connection with the Partnership's business, including attorneys' fees and any amounts expended in the settlement of any claims or liabilities, losses, or damages, to the fullest extent permitted by the Delaware Act. The Partnership shall indemnify and hold harmless any Limited Partner, employee, agent, or representative of the Partnership, any Person who is or was serving at the request of the Partnership acting through the General Partner as a director, officer, partner, trustee, employee, agent, or representative of another corporation, partnership, joint venture, trust, or other enterprise, but in no event shall such indemnification exceed the indemnification permitted by the Delaware Act. Notwithstanding anything to the contrary in this Section 7.10, in no event shall Limited Partners be subject to personal liability by reason of the indemnification provisions of this Agreement.

         7.11 Liability of the Partners.

                  (a) Neither the Partners nor their respective owners, directors, officers, employees, or agents nor their designated Managers shall be liable to the Partnership or to the other Partners for errors in judgment or for any acts or omissions that do not constitute gross negligence or willful or wanton misconduct.

                  (b) Each Partner may exercise any of the powers granted to them by this Agreement and perform any of the duties imposed upon them hereunder either directly or by or through agents.

         7.12 Suiza Foods Board Seat. For so long as the DFA Partners own at least 10 % of the Partner Interests, Suiza shall nominate an individual designated by DFA for election to the Board of Directors of Suiza Foods.

                                  ARTICLE VIII

                       RIGHTS AND OBLIGATIONS OF PARTNERS

         8.1 Limitation of Liability. The Limited Partners shall have no liability under this Agreement except as provided in Article IV and Sections 6.3, 7.7, 11.9, 11.10 and 14.12 of this Agreement.

         8.2 Return of Capital. No Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement.

                                   ARTICLE IX

                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

         9.1 Records and Accounting. The officers of the Partnership shall keep or cause to be kept appropriate books and records with respect to the Partnership's business (including without limitation, any books, records, statements, or information required to be maintained by the Partnership under the Delaware Act), which shall at all times be kept at the principal office of the Partnership or such other office as the Management Committee may approve for such purposes. Any books and records maintained by the Partnership in the regular course of its business, including books of account and records of Partnership proceedings, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the books and records so kept are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained for financial reporting purposes on the accrual basis of accounting.

         9.2 Fiscal Year. The Fiscal Year of the Partnership shall be the calendar year for tax and accounting purposes.

         9.3 Reports.

                  (a) The officers of the Partnership shall deliver to each Partner, not later than 90 days following the end of each Fiscal Year, a balance sheet, an income statement, and an annual statement of source and application of funds of the Partnership for such Fiscal Year.

                  (b) No later than 45 days after the last day of each fiscal quarter during the term of this Agreement, the officers of the Partnership shall use reasonable efforts to cause the Partnership to prepare, or cause to be prepared and delivered to each Partner a balance sheet together with a profit and loss statement for such fiscal quarter together with a cumulative profit and loss statement for the year- end with comparative statements for the previous year if applicable.

         9.4 Documents. Each Partner shall have the right to inspect, review and make copies (with such copies at Partnership expense) of documents relating to the business of the Partnership.

                                    ARTICLE X

                                   TAX MATTERS

         10.1 Tax Matters Partner. Suiza shall be the "Tax Matters Partner" for Federal income tax purposes pursuant to Section 6231 of the Code with respect to each applicable taxable year of the Partnership. Suiza is authorized to do whatever is necessary to qualify as such.

         10.2 Annual Tax Returns.

                  (a) Suiza shall prepare or cause the Independent Accountants to prepare, at the Partnership's expense, and shall timely file, or cause the timely filing of, all tax returns and shall, on behalf of the Partnership, timely file, or cause the timely filing of, all other writings required by any governmental authority having jurisdiction to require such filing. Suiza shall submit the proposed returns to each Partner for its review and approval no later than 15 days prior to the due date of the returns, after giving effect to any extensions of time unless an extension would effectively make or make unavailable a material tax election.

                  (b) If a Partner disagrees with the treatment of any partnership item (within the meaning of Section 6231(a)(3) of the Code and Regulations) on a tax return of the Partnership, then such Partner shall give written notice to Suiza. If, after good faith consultation, an agreement regarding the treatment of such item cannot be reached within ten (10) days after the receipt of notice, the Partnership shall seek written advice from a mutually agreed upon independent tax counsel or mutually agreed upon Independent Accountants. Such advice shall recommend the treatment which is consistent with the terms of this Agreement, the respective interests of the Partners, and for which there exists substantial authority in support thereof. Such recommended treatment shall be the one reported on the return.

                  (c) Without the prior approval of the Management Committee, no Partner shall file an amended return of the Partnership or a request for an administrative adjustment under Section 6227 of the Code, nor shall any Partner (other than the Tax Matters Partner, as provided herein) commence any administrative or judicial proceeding relating to a return of the Partnership. If, after good faith consultation, such approval is not provided, no Partner shall file such return or request, or commence such proceeding unless a mutually agreed upon independent tax counsel renders an opinion that there is substantial authority for the proposed treatment of the tax items with respect to which such return, request, or proceeding relates. Nothing herein shall be construed to prevent a Partner from undertaking any administrative or judicial proceeding with respect to its own return.

         10.3 Notice and Limitations on Authority.

                  (a) Each Partner shall notify the other Partners upon receipt of any notice regarding a material audit or tax examination of the Partnership and upon any request for material information by United States federal, state, local, or other tax authorities.

                  (b) Suiza shall, within ten (10) days after the receipt thereof, forward to each Partner a photocopy of any material correspondence relating to the Partnership received from the Internal Revenue Service. Suiza shall, within ten (10) days thereof, advise each Partner in writing of the substance of any material conversation affecting the Partnership held with any representative of the Internal Revenue Service.

                  (c) Suiza shall have all the authority granted by the Code and Regulations to the Tax Matters Partner, including the authority:

                           (i) to enter into a settlement agreement with the
                  Internal Revenue Service which purports to bind Partners other than the Tax Matters Partner;

                           (ii) to file a petition as contemplated in Section
                  6226(a) or 6228 of the Code;

                           (iii) to intervene in any action as contemplated in
                  Section 6226(b)(5) of the Code;

                           (iv) to file any request contemplated in Section
                  6227(b) of the Code; and

                           (v) to enter into an agreement extending the period
                  of limitations as contemplated in Section 6229(b)(1)(B) of the Code.

         10.4 Tax Elections. Suiza shall do all acts, make all elections and take whatever reasonable steps are required to maximize, in the aggregate, the federal, state, and local income tax advantages available to the Partnership and shall defend all tax audits and litigation with respect thereto at the expense of the Partnership. Suiza shall maintain the books, records, and tax returns of the Partnership in a manner consistent with the acts, elections and steps taken by the Partnership. In making any election for each Fiscal Year for tax purposes, Suiza shall make such election, to the extent reasonably possible, in a manner that maximizes the benefit and minimizes the detriment of each such election to each Partner.

         10.5 Actions in Event of Audit. If an audit of the Partnership's tax returns occurs, Suiza shall, at the expense of the Partnership, notify the Partners thereof, participate in the audit and contest, and settle or otherwise compromise assertions of the auditing agent which may be adverse to the Partnership in accordance with this Article X. Suiza may, if it determines that the retention of accountants or other professionals would be in the best interests of the Partnership, retain such accountants or other professionals to assist in such audits. The Partnership shall indemnify and reimburse Suiza for all reasonable expenses, including legal and accounting fees, claims, liabilities, losses and damages borne by Suiza or its Affiliates which were incurred in connection with any administrative or judicial proceeding with respect to any audit of the Partnership's tax returns, except to the extent caused by the gross negligence or willful misconduct of Suiza.

         10.6 Organizational Expenses. The Partnership shall elect to deduct expenses incurred in organizing the Partnership ratably over a 60-month period as provided in Section 709 of the Code.

         10.7 Taxation as a Partnership. No election shall be made by the Partnership or any Partner for the Partnership to be excluded from the application of any of the provisions of Subchapter K, Chapter 1 of Subtitle A of the Code or from any similar provisions of any state tax laws.

                                   ARTICLE XI

                         TRANSFERS OF PARTNER INTERESTS

         11.1 Transfer Restrictions. A Partner may not transfer any portion of its Partner Interest unless such Partner has otherwise complied with the provisions of Sections 11.2, 11.3, and 11.4 hereof; provided that the provisions of Sections 11.2, 11.3 and 11.4 will not apply to (a) a transfer pursuant to
Section 11.9 or 11.10; (b) a pledge by a Partner of its Partner Interest to secure bona fide indebtedness to such Partner or its Affiliates or any transfer of such Partner Interest to or by the pledgee in connection with or following foreclosure of such pledge; or (c) a transfer by VOV of its Partner Interest to an Affiliate. For purposes of this Article XI, the term "transfer," when used with respect to a Partner Interest, includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange, or any other disposition.

         11.2 Consent of the Management Committee. Except for a transfer by a Partner to an Affiliate of such Partner, the Partner Interest of a Partner may not be transferred without the written consent of the Management Committee, which consent may be unreasonably withheld.

         11.3 Tax Opinion. The transferor of any Partner Interests shall provide an opinion of counsel, satisfactory to the other Partner, that the proposed assignment, transfer, or sale would not cause the termination of the Partnership for federal income tax purposes.

         11.4 Registration. If any Partner Interest is to be assigned, transferred or sold, either: (a) such Partner Interest shall be registered under the Securities Act of 1933, as amended, and any applicable state securities laws; or (b) the transferor shall provide an opinion of counsel that the proposed assignment, transfer, or sale is exempt from such registration requirements, which opinion shall not be deemed provided unless and until it is accepted by the Management Committee. Except as otherwise provided in Section 11.10, the Partnership and the Partners have no obligation or intention whatsoever either to register Partner Interests for resale under any federal or state securities laws or to take any action which would make available to any Person any exemption from the registration requirements of such laws.

         11.5 Prohibited Transfers. Any transfer or purported transfer, whether by operation of law or otherwise, of a Partner Interest shall be null and void and of no legal effect if such transfer is prohibited by this Article XI or by other provisions of this Agreement.

         11.6 Rights of Assignee.

                  (a) Except as provided in this Article XI, and as required by operation of law, the Partnership shall not be obligated for any purpose whatsoever to recognize the transfer by any Partner of a Partner Interest if such transfer violates the terms of this Article XI.

                  (b) Any transfer of Partner Interests must be in writing, may not contravene any of the provisions of this Agreement or the Delaware Act, and must be executed by the transferor and delivered to the Partnership and recorded on the books of the Partnership. Any transfer which contravenes any of the provisions of this Agreement or the Delaware Act shall be of no force and effect and shall not be recognized by the Partnership.

                  (c) A transferee of Partner Interests who is not already a Partner or is not admitted as a Partner pursuant to Section 11.7 shall have no right to require any information or account of the Partnership's transactions or to inspect the Partnership books or to vote, but shall only be entitled to receive the allocations and distributions to which his transferor would otherwise be entitled under this Agreement.

                  (d) Any transferee who does not become a Partner and desires to make a further transfer of such Partner Interest shall be subject to all of the provisions of this Article XI to the same extent and in the same manner as any Partner desiring to transfer his Partner Interest.

         11.7 Admission as a Partner.

                  (a) Subject to the other provisions of this Article XI, a permitted transferee of a Partner Interest (if such transferee is not already a Partner) shall be admitted as a Partner only after the satisfactory completion of items (i) through (iv) below, and if applicable, item (v):

                           (i) The transferee accepts and agrees to be bound by
                  the terms and provisions of this Agreement;

                           (ii) a counterpart of this Agreement and such other
                  documents or instruments as the Management Committee may reasonably require is executed by the transferee to evidence such acceptance and agreement;

                           (iii) the transferee pays or reimburses the
                  Partnership for all reasonable legal fees, filing, and publication costs incurred by the Partnership in connection with the admission of the transferee as a Partner;

                           (iv) the Management Committee approves the admission
                  of such permitted transferee, which approval may be withheld in the unreasonable discretion of such Management Committee; and

                           (v) if the transferee is not an individual, the
                  transferee provides the Partnership with evidence satisfactory to counsel for the Partnership of the authority of such transferee to become a Partner under the terms and provisions of this Agreement.

                  (b) The Management Committee or officers of the Partnership shall make all official filings and publications as promptly as practicable after the satisfaction by the transferee of the conditions contained in this Article XI to the admission of such transferee as a Partner.

         11.8 Distributions and Allocations in Respect of Transferred Partner Interests. If any Partner Interest is sold, assigned, or transferred during any Fiscal Year without violating the provisions of this Article XI, Profits, Losses, and all other items attributable to the transferred (or adjusted) interest for such period shall be divided and allocated between the affected Persons by taking into account their varying interests during the period in accordance with Code Section 706(d), using any conventions permitted by law and approved by the Management Committee. All distributions on or before the date of such transfer shall be made to the transferor. Solely for purposes of making such allocations and distributions in the case of a transfer, the Partnership shall recognize such transfer not later than the end of the calendar month during which it is given notice of such transfer, provided that if the Partnership does not receive a notice stating the date such Partner Interest was transferred and such other information as the Management Committee may reasonably require within 30 days after the end of the Fiscal Year during which the transfer occurs, then all of such items shall be allocated, and all distributions shall be made, to the Person who, according to the books and records of the Partnership, on the last day of the Fiscal Year during which the transfer occurs, was the owner of the Partner Interest. Neither the Partnership nor any Partner shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 11.8, whether or not any Partner or the Partnership has knowledge of any transfer of ownership of any interest.

         11.9 Suiza Buy-Out Option.

                  (a) If Suiza proposes any Major Decision and the Management Committee rejects such Major Decision solely due to a DFA Veto, then Suiza, or an Affiliate of Suiza, shall have the option, exercisable by written notice to DFA (the "Buy-Sell Notice") within thirty (30) Business Days following the date of the DFA Veto, to purchase all the Partner Interests held by the DFA Partners (the "DFA Interests") in exchange for the DFA Price, calculated as of the date of the Buy-Sell Notice. Any portion of the DFA Price may, at the election of Suiza, be paid in shares of Suiza Common Stock; provided such Suiza Common Stock is then traded on a national securities exchange or the Nasdaq Stock Market. For purposes of this paragraph, each share of Suiza Common Stock shall be deemed to have a value equal to the average closing price of the Suiza Common Stock over the twenty (20) trading days commencing ten (10) business days preceding the date of the Buy-Sell Notice. The DFA Price will be allocated among the DFA Partners as follows: (i) first to Priority Partners, in an amount equal to their aggregate Preferred Returns plus their aggregate Preferred Capital Balances, and (ii) second, to all DFA Partners, in proportion to their Percentage Interests.

                  (b) If Suiza timely elects to acquire the DFA Interests in connection with any DFA Veto, the closing of the transfer of the DFA Interests shall occur within 45 days after the date of the Buy-Sell Notice or such longer period as may be necessary to satisfy applicable legal requirements. At the closing, the DFA Partners shall assign all of their DFA Interests to Suiza, or any designated Affiliate of Suiza, by written assignment with special warranty of title in a form reasonably acceptable to Suiza. The DFA Partners shall convey their entire interest in the Partnership, free and clear of all liens, claims, and encumbrances, and the DFA Partners shall execute and deliver to Suiza, or any designated Affiliate of Suiza, all documents which may be reasonably required to give effect to the sale and purchase of such DFA Interests. The DFA Partners shall have a right to demand a shelf registration of any Suiza Common Stock issued in payment of the DFA Price as set forth in the Registration Rights Agreement (Suiza Common Stock) of even date herewith.

         11.10 DFA Registration Right. DFA shall have a right to demand registration of its Percentage Interest as set forth in the Registration Rights Agreement (Venture Interests) of even date herewith.

         11.11 VOV Put Right. Upon written notice by VOV, or its permitted successors or assigns at any time after the Effective Date, the Partnership shall purchase VOV's Partner Interest for an amount equal to VOV's Preferred Capital Balance plus any accrued but unpaid Preferred Return as of the closing date of such purchase, subject to the terms and conditions mutually agreed upon by the Partnership and VOV.

                                   ARTICLE XII

                           DISSOLUTION AND LIQUIDATION

         12.1 Dissolution.

                  (a) Except as set forth in this Agreement, no Partner shall have the right to terminate this Agreement or to dissolve the Partnership by its express will or by withdrawal without the consent of the other Partners.

                  (b) The Partnership shall be dissolved upon the first to occur of any of the following events: (each such event is referred to as a "Dissolution Event"):


                           (i) the expiration of its term as provided in Section
                  1.4;

                           (ii) any Partner suffers an Event of Bankruptcy or is
                  otherwise liquidated and dissolved;

                           (iii) an election to dissolve the Partnership is
                  unanimously approved in writing by the Partners;

                           (iv) any other event occurs that, under the Delaware
                  Act, would cause the Partnership's dissolution; or

                           (v) any pledgee or transferee of a pledgee of Partner
                  Interests having the right to vote more than 50% of the Percentage Interests elects in writing to dissolve the Partnership.

         12.2 Continuation of the Partnership. Upon the occurrence of an event described in Section 12.1(b)(ii) or Section 12.1(b)(iv), the Partnership shall be carried on without dissolution if approved by Partners holding 50% or more of the Percentage Interests. In all other cases, upon the occurrence of an event described in Section 12.1(b), the Partnership shall be deemed to be dissolved and reconstituted only if Partners holding 100% of the Percentage Interests (excluding for these purposes any Percentage Interests held by the Partner with respect to which such Dissolution Event occurred) elect to continue the Partnership within 90 days of such event. If no election to continue the Partnership is made within 90 days of such event, the Partnership shall conduct only those activities necessary to wind up its affairs. If an election to continue the Partnership is made upon the occurrence of an event described in
Section 12.1(b), then:

                  (a) the Partnership shall be deemed to be reconstituted and shall continue until the end of the term for which it is formed unless earlier dissolved in accordance with this Article XII; and

                  (b) all necessary steps shall be taken to amend or restate this Agreement and the Certificate of Limited Partnership, provided that the right of Partners holding 100% of the Percentage Interests (excluding for these purposes any Percentage Interests held by a Partner with respect to which such Dissolution Event occurred) to continue the Partnership shall not exist and may not be exercised unless the Partnership has received an opinion of counsel acceptable to the Management Committee that (i) the exercise of the right would not result in the loss of limited liability of any Partner; and (ii) neither the Partnership nor the reconstituted Partnership would be treated as an association taxable as a corporation for federal income tax purposes upon the exercise of such right to continue.

         12.3 Liquidation.

                  (a) Upon the dissolution of the Partnership, unless an election to continue the Partnership is made pursuant to Section 12.2, Suiza shall serve as liquidator ("Liquidator") of the Partnership.

                  (b) Upon dissolution or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by the Partners holding 60% of the Percentage Interests. The right to appoint a successor or substitute Liquidator in the manner provided herein shall be recurring and continuing for so long as the functions and services of the Liquidator are authorized to continue under the provisions hereof, and every reference herein to the Liquidator will be deemed to refer also to any such successor or substitute Liquidator appointed in the manner herein provided.

                  (c) Except as expressly provided in this Article XII, the Liquidator appointed in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Management Committee under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, including the limitations set forth in Section 7.3) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Partnership as provided for herein.

                  (d) Except as otherwise provided in this Article XII (including Section 12.5 below), the Liquidator shall liquidate the assets of the Partnership, and, after making all allocations and distributions otherwise required by this Agreement, shall apply and distribute the net proceeds of such liquidation in the following order of priority:

                           (i) to the creditors of the Partnership, including
                  Partners, in the order of priority provided by applicable law;

                           (ii) then, to each Priority Partner with a Preferred
                  Return, in proportion to the Preferred Return of each such Priority Partner, in an amount up to the Preferred Return of each Priority Partner;

                           (iii) then, to each Priority Partner, in proportion
                  to the Preferred Capital Balance of each such Priority Partner, in an amount up to the Preferred Capital Balance of each Priority Partner; and

                           (iv) finally, the remaining balance of the
                  liquidation proceeds, if any, to the Partners in accordance with their respective positive Capital Account balances, after taking into account all allocations of Profit, Loss and other items of income, gain, loss and deduction, and distributions for all periods, including prior distributions made pursuant to this Article XII; provided, however, that, notwithstanding anything in this Article XII to the contrary, the Liquidator may place in escrow a reserve of cash or other assets of the Partnership for contingent liabilities in an amount determined by the Liquidator to be appropriate for such purposes.

         12.4 Reserves. After all of the assets of the Partnership have been distributed, the Partnership shall terminate. If at any time thereafter any funds in any cash reserve fund referred to in Section 12.3(d) are released because the need for such cash reserve fund has ended, such funds shall be distributed to the Partners in the same manner as if such distribution had been made pursuant to Section 12.3(d).

         12.5 Distribution in Kind. Notwithstanding the provisions of Section
12.3 which require the liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein and subject also to Section 12.4, if upon the dissolution of the Partnership the Management Committee determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in good faith, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (other than those to Partners). The Liquidator may distribute to the Partners, in lieu of cash, such Partnership assets as the Liquidator deems not suitable for liquidation. Any distributions in kind shall be subject to such conditions relating to the disposition and management thereof as the Liquidator and the Management Committee deem reasonable and equitable. The Liquidator shall value any property distributed in kind based upon such property's fair market value as determined using such reasonable method of valuation as it may adopt.

         12.6 Disposition of Documents and Records. All documents and records of the Partnership, including, without limitation, all financial records, vouchers, canceled checks and bank statements, shall be delivered to Suiza upon termination of the Partnership. Suiza shall retain such documents and records for a period of not less than six (6) years and shall make such documents and records available during normal business hours to any other Partner for inspection and copying at the other Partner's cost and expense.

         12.7 Negative Capital Accounts. If, after the allocations of Profit, Loss, and other items of income, gain, loss, deduction or credit under Article V and after distributions of cash under Article VI, any Partner shall ever have a negative balance in such Partner's Capital Account, no Partner shall have any obligation to restore such negative balance, or to make any contribution to the capital of the Partnership by reason thereof, and such negative balance shall under no circumstances be considered a liability of the Partnership or of any Partner.

         12.8 Filing of Certificate of Cancellation. Upon the completion of the distribution of Partnership property as provided in Sections 12.3, 12.4, and 12.5, the Partnership shall be terminated, and the Liquidator (or the Partners if necessary) shall cause the Certificate to be canceled and will take such other actions as may be necessary to terminate the Partnership.

         12.9 Return of Capital. No Partner shall be personally liable for the return of the Capital Contributions of any other Partners, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

         12.10 Waiver of Partition. Each Partner hereby waives any rights to partition of the Partnership property.

                                  ARTICLE XIII

                             AMENDMENT OF AGREEMENT

         13.1 Amendment Procedures.

                  (a) Amendments to this Agreement may be proposed by any Partner, which shall give written notice to all Partners of the text of such amendment, together with a statement of the purpose of such amendment.

                  (b) Proposed amendments to this Agreement shall be adopted if they have been approved in writing by Partners holding 90% of the Percentage Interests; provided that any amendment that affects the Preferred Partners in any material respect must also be approved in writing by Partners with aggregate Preferred Capital Balances equal to at least 90% of the aggregate Preferred Capital Balances of all Priority Partners. The President shall, within a reasonable time after the adoption of any amendment to this Agreement, make official filings or publications required or desirable to reflect such amendment, including any required filing for recordation of any parallel amendment to the Certificate.

                                   ARTICLE XIV

                               GENERAL PROVISIONS

         14.1 Addresses and Notices. Any notice provided in or permitted under this Agreement shall be made in writing and may be given or served by: (a) delivering the same in person to the party to be notified; (b) depositing the same in the mail, postage prepaid, registered or certified with return receipt requested, and addressed to the party to be notified at the address herein specified; (c) delivering the same on a prepaid basis via a nationally recognized courier service, such as Federal Express; or (d) sending the same by facsimile transmission, followed by delivery of a hard copy via a nationally recognized courier service, such as Federal Express. If notice is deposited in the mail pursuant to this Section 14.1, it will be deemed received on the third
(3rd) Business Day after it is so deposited. Notice given in any other manner shall be deemed received only if and when actually received by the party to be notified. For the purpose of notice, the address of the parties shall be, until changed as hereinafter provided for, as follows:

    If to any DFA Partner:                     with a copy to:

    Dairy Farmers of America, Inc.             McDermott, Will & Emery
    Northpointe Tower, Suite 1000              227 West Monroe Street
    10220 N. Executive Hills B-1               Chicago, Illinois 60606-5096
    Kansas City, MO 64153                      Attention: Michael R. Fayhee
    Attention: President and General Counsel   Telecopy: (312) 984-7700
    Telecopy: 816-801-6593

        If to any Suiza Parent:                  with a copy to:

        Suiza Foods Corporation                  Hughes & Luce, L.L.P.
        2515 McKinney Ave., LB 30, Suite 1200    1717 Main Street, Suite 2800
        Dallas, Texas 75201                      Dallas, Texas 75201
        Attention: Chief Executive Officer       Attention: William A. McCormack
        and General Counsel
        Telecopy: (214) 303-3499                 Telecopy: (214) 939-5849

The parties shall have the right from time to time and at any time to change their respective addresses and each shall have the right to specify as its address any other address by at least 15 days' prior written notice to the other parties. Each party shall have the right from time to time to specify additional parties (not to exceed two additional parties) to whom notice hereunder must be given by delivering to the other party 15 days' prior written notice thereof, setting forth the address of such additional parties. Notice required to be delivered hereunder to any party shall not be deemed to be effective until the additional parties, if any, designated by such party have been given notice in a manner deemed effective pursuant to the terms of this Section 14.1.

         14.2 Titles and Captions. All article and section titles and captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

         14.3 Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The locative adverbs "hereof," "herein," "hereafter," etc. refer to this Agreement as a whole.

         14.4 Further Action. The parties shall execute all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

         14.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns.

         14.6 Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

         14.7 No Third Party Beneficiary. This Agreement is made solely and specifically between and for the benefit of the parties hereto, and their respective successors and assigns subject to the express provisions hereof relating to successors and assigns, and no other Person whatsoever shall have any rights, interest, or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise. It is expressly understood that the right of the Partnership or the Partners to require any additional Capital Contributions under the terms of this Agreement shall not be construed as conferring any rights or benefits to or upon any Person not a party to this Agreement, or the holder of any obligations secured by a mortgage, deed of trust, security interest or other lien or encumbrance upon or affecting the Partnership or any interest of a Partner therein.

         14.8 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

         14.9 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a transferee, upon executing and delivering such documents as required by the Management Committee.

         14.10 APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

         14.11 Invalidity of Provisions. If any provision of this Agreement is declared or found to be illegal, unenforceable or void, in whole or in part, then the parties shall be relieved of all obligations arising under such provision, but only to extent that it is illegal, unenforceable or void, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives.

         14.12 Confidentiality. Each party to this Agreement agrees to keep confidential the terms of this Agreement and any materials provided in connection with this Agreement. Notwithstanding the foregoing, each party to this Agreement may disclose the terms, and any and all materials provided in connection with this Agreement (a) to its counsel, accountants, auditors or other agents whose custom it is to hold such information confidential, (b) as may be required by any statute, court order, administrative order or decree of governmental ruling or regulation of the United States or other applicable jurisdiction, including Internal Revenue Service auditors, or as may be requested by the Internal Revenue Service or any other governmental entity, or
(c) to such other Persons as are reasonably deemed necessary by such party to protect the interests of such party or for the purposes of enforcing such documents.



                       SIGNATURE PAGES ARE ATTACHED HERETO

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement as of the day and year first above written.

                                   PARTNERS:

                                   SUIZA DAIRY GROUP HOLDINGS, INC., a
                                   Nevada corporation

                                   By:  /s/ LISA N. TYSON
                                      -----------------------------------------
                                   Name:  Lisa N. Tyson
                                        ---------------------------------------
                                   Title:  Vice President
                                         --------------------------------------


                                   DAIRY FARMERS OF AMERICA, INC., a
                                   Kansas cooperative marketing association

                                   By:  /s/ DAVID A. GEISLER
                                      -----------------------------------------
                                   Name:  David A. Geisler
                                        ---------------------------------------
                                   Title:  Corporate Vice President
                                         --------------------------------------

                                   MID-AM CAPITAL, L.L.C., a Delaware
                                   limited liability company

                                   By:  /s/ GERALD L. BOS
                                      -----------------------------------------
                                   Name:  Gerald L. Bos
                                        ---------------------------------------
                                   Title:  CEO/Treasurer
                                         --------------------------------------

                                   VOV ACQUISITION CORPORATION,
                                   a Delaware corporation

                                   By:  /s/ LISA N. TYSON
                                      -----------------------------------------
                                   Name:  Lisa N. Tyson
                                        ---------------------------------------
                                   Title:  Vice President
                                         --------------------------------------

                                   GENERAL PARTNER:

                                   SUIZA DAIRY GROUP GP, LLC,
                                   a Delaware limited liability company

                                   By:  /s/ LISA N. TYSON
                                      -----------------------------------------
                                   Name:  Lisa N. Tyson
                                        ---------------------------------------
                                   Title:  Vice President
                                         --------------------------------------

                                    EXHIBIT A

                     LIMITED LIABILITY COMPANY AGREEMENT OF
                            SUIZA DAIRY GROUP GP, LLC



                                 [see attached]


                                       A-1